UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4155 Hopyard Road, Suite 200

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)	Transfer of Listing.

Ellie Mae, Inc. (the “Company”) has received authorization from NYSE Regulation, Inc. to transfer the listing of its common stock, par value $0.0001 per share (“Common Stock”) from the NYSE MKT (formerly the NYSE Amex) to the New York Stock Exchange (“NYSE”), and on May 31, 2012, the Company provided written notice to the NYSE MKT that it intends to transfer the listing of its Common Stock to the NYSE. The Company expects the last day of trading of its Common Stock on the NYSE MKT to be on or about June 4, 2012, and expects the Common Stock to begin trading on the NYSE on or about June 5, 2012, under its current symbol “ELLI”. Until it begins trading on the NYSE, the Company’s Common Stock will remain trading on the NYSE MKT under the symbol “ELLI”.

Item 7.01. Regulation FD Disclosure.

On May 31, 2012, the Company issued a press release entitled “Ellie Mae to Transfer Listing of Common Stock to The New York Stock Exchange.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	ELLIE MAE, INC.

	By:	/s/ Edgar A. Luce
Name: Edgar A. Luce
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 31, 2012.